SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.


                            Form 8-K


                         CURRENT REPORT
                    Pursuant to Section 12(g)
               of the Securities Exchange of 1934


 Date of Report (date of earliest event reported) March 7, 1997


                    CROWN LABORATORIES, INC.
     (Exact name of registrant as specified in its charter)

      Delaware              33-27602             75-2300995
--------------------  --------------------  --------------------
  (State or other       Commission File         (IRS Employer
    jurisdiction             Number            Identification
 of Incorporation)                                 Number)


6780 Caballo Street, Las Vegas, Nevada                      89119
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number include area code    (702) 696-9300
      -----------------------------------------------------------

(Former name or former address, if changed since last report)

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

               (c)  Exhibits

                    1.   Certificate of Designation of Series E
                         Preferred Stock dated July 26, 1996.

                    2.   Form of Regulation S Subscription
                         Agreement.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

           On March 7, 1997, Crown Laboratories, Inc. (the "Company") closed an offering of 300 shares of its Series E Convertible Preferred Stock par value of $0.001 per share (the "Series E Stock"), resulting in gross proceeds of $3,000,000. Each share of Series E Preferred Stock is convertible into shares of the Company's Common Stock at the rate determined in accordance with the Offshore Securities Subscription Agreement. No underwriter or placement agent was used.

          The offering was made only to "non-U.S. Persons" as defined in Regulation S and the aggregate expenses and legal fees related to the offering totaled $100,000.


          Pursuant to the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CROWN LABORATORIES, INC.
                              (Registrant)


Date:  March 21, 1997         /s/ Craig E. Nash
                              -----------------------------------
                              Craig E. Nash
                              Chief Executive Officer and
                              Chairman of the Board of Directors

                              Index to Exhibits


Description of Exhibit               Exhibit No.

Certificate of Designation of        Previously filed as Exhibit 1 to
Series E Preferred Stock             Form 10-QSB, filed with the
                                     Securities and Exchange Commission
                                     on August 19, 1996.*

Form of Regulation S                 Exhibit 7(c)(1)
Subscription Agreement









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*    Incorporated by reference.